UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2022

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	OCN	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 30, 2022, Ocwen Financial Corporation (“Ocwen” or “the Company”) filed a “shelf” registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”). The registration statement was filed by the Company to meet its obligations under the Note and Warrant Agreement, the Securities Purchase Agreement and the Registration Rights Agreement dated March 4, 2021 between the Company and special purpose entities owned by funds and accounts managed by Oaktree Capital Management, L.P. (“Oaktree”). Those agreements required the Company to file the registration statement within eighteen months after the date of those agreements (or prior to September 5, 2022). The registration statement would allow Oaktree to sell shares of common stock from time to time in one or more offerings after the registration statement is declared effective by the SEC.

As filed, the Form S-3 registered (i) 693,978 shares of outstanding common stock held by Oaktree as of the date of filing (representing approximately 8.3% of the Company’s outstanding shares), and (ii) 1,446,016 shares which could be acquired by Oaktree if they elect to exercise for cash the warrants issued to them in connection with the March 2021 issuance by the Company of its $285 million Senior Secured Notes due 2027 and the May 2021 launch of the parties’ MSR investment joint venture.

The warrants issued in March 2021 are exercisable through March 4, 2027 at an exercise price of $26.82 per share and the warrants issued in May 2021 are exercisable through May 3, 2025 at an exercise price of $24.31 per share, subject in each case to antidilution adjustments. The warrants have a net exercise feature which would allow Oaktree to exercise them on a cashless basis. If Oaktree elects to exercise some or all warrants via this net exercise feature, the number of shares actually issued to Oaktree upon exercise of all warrants may be less than 1,446,016 shares.

In addition, the warrants have exercise caps which provide that they may not be exercised for common stock to the extent that ownership by Oaktree and certain of their affiliates would exceed 9.9% unless Oaktree provides 61 days advance notice, and may not exceed 19.9% unless shareholder approval is received subject to applicable listing rules of the New York Stock Exchange.

Ocwen’s contractual obligations to Oaktree, including the terms of the warrants, are described in additional detail in the Company’s filings with the SEC, including in the Company’s Annual Report on Form 10-K filed February 25, 2022.

The registration statement on Form S-3 relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement on Form S-3 becomes effective. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities that are proposed to be registered on the Form S-3, nor shall there be any sale of such securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state. Any offer of securities will occur solely by means of the prospectus included in the registration statement and one or more prospectus supplements that would be issued at the time of the offering.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding the ability of our recent strategic transactions to improve our earnings. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change and we are experiencing significant changes within the mortgage lending and servicing ecosystem which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the potential for ongoing disruption in the financial markets and in commercial activity generally as a result of international events, changes in monetary and fiscal policy, and other sources of instability; the impacts of inflation, employment disruption, and other financial difficulties facing our borrowers; uncertainty relating to the continuing impacts of the COVID-19 pandemic, including the response of the U.S. government, state governments, the Federal National Mortgage Association (Fannie Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), the Government National Mortgage Association (Ginnie Mae) and regulators; our ability to improve our financial performance through cost and productivity improvements; the extent to which our MSR asset vehicle (MAV), other transactions and our enterprise sales initiatives will generate additional subservicing volume, increase market share within the subservicing market, and result in increased profitability; the timing and amount of presently anticipated forward and reverse loan boarding; whether we will increase the total investment commitments in MAV, and if so, when and on what terms; our ability to close acquisitions of MSRs and other transactions, including the ability to obtain regulatory approvals; the quantity, timing and long-term impact of additional stock repurchases; our ability to continue to grow our reverse servicing business; our ability to retain clients and employees of acquired businesses, and the extent to which acquisitions and our other strategic initiatives will contribute to achieving our growth objectives; the extent to which we will be able to execute call rights transactions, and whether such transactions will generate the returns anticipated; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; increased servicing costs based on increased borrower delinquency levels or other factors; the future of our long-term relationship with Rithm Capital Corp. (formerly New Residential Investment Corp., or NRZ); the performance of our lending business in a competitive market and uncertain interest rate environment; our ability to execute on identified business development and sales opportunities; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements and the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae; our ability to comply with the terms of our settlements with regulatory agencies and the costs of doing so; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators, the GSEs and Ginnie Mae, as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with the requirements of the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2021 and any current report or quarterly report filed with the SEC since such date. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: September 2, 2022	By:	/s/ Sean B. O’Neil
Sean B. O’Neil
Chief Financial Officer